UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Adamas Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	47-0934168
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

90 Park Avenue, New York, New York	10016
(Address of Principal Executive Office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which class is to be registered
9.600% Senior Notes due 2031	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-290073

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 9.600% Senior Notes due 2031 of Adamas Trust, Inc. (the “Registrant”) is set forth under the heading “Description of the Notes” included in the Registrant’s prospectus supplement dated August 11, 2026, as filed with the Securities and Exchange Commission (the “Commission”) on August 12, 2026, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities” in the accompanying prospectus that constitutes a part of the Registrant’s registration statement on Form S-3 (File No. 333-290073), which was filed with the Commission on September 5, 2025 and declared effective by the Commission on September 16, 2025, which information is incorporated herein by reference.

Item 2.	Exhibits

Exhibit Number	Description
3.1	Articles of Amendment and Restatement of the Registrant, as amended (Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 4, 2025).
3.2	Articles of Amendment effecting the change of the name of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on September 2, 2025).
3.3	Articles Supplementary of the Registrant classifying and designating the 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”) (Incorporated by reference to Exhibit 3.6 to the Registrant’s Registration Statement on Form 8-A filed on October 10, 2017).
3.4	Articles Supplementary of the Registrant classifying and designating 2,650,000 additional shares of the Series D Preferred Stock (Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on March 29, 2019).
3.5	Articles Supplementary of the Registrant classifying and designating the 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series E Preferred Stock”) (Incorporated by reference to Exhibit 3.9 to the Registrant’s Registration Statement on Form 8-A filed on October 15, 2019).
3.6	Articles Supplementary of the Registrant classifying and designating 3,000,000 additional shares of the Series E Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 27, 2019).
3.7	Articles Supplementary of the Registrant classifying and designating the 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series F Preferred Stock”) (Incorporated by reference to Exhibit 3.9 to the Registrant’s Registration Statement on Form 8-A filed on July 6, 2021).
3.8	Articles Supplementary of the Registrant classifying and designating 2,000,000 additional shares of the Series F Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 11, 2021).
3.9	Articles Supplementary of the Registrant classifying and designating the Registrant’s 7.000% Series G Cumulative Redeemable Preferred Stock (the “Series G Preferred Stock”) (Incorporated by reference to Exhibit 3.10 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 23, 2021).
3.10	Articles Supplementary of the Registrant classifying and designating 2,000,000 additional shares of the Series G Preferred Stock (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on March 2, 2022).
3.11	Fourth Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on September 2, 2025).

Exhibit Number	Description
4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 filed with the SEC (Registration No. 333-111668), effective June 23, 2004).
4.2	Form of Certificate representing the Series D Preferred Stock (Incorporated by reference to Exhibit 3.7 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 10, 2017).
4.3	Form of Certificate representing the Series E Preferred Stock (Incorporated by reference to Exhibit 3.10 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 15, 2019).
4.4	Form of Certificate representing the Series F Preferred Stock (Incorporated by reference to Exhibit 3.10 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 6, 2021).
4.5	Form of Certificate representing the Series G Preferred Stock (Incorporated by reference to Exhibit 3.11 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 23, 2021).
4.6	Indenture, dated January 23, 2017, between the Registrant and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 23, 2017).
4.7	Second Supplemental Indenture, dated June 28, 2024, between the Registrant and U.S. Bank Trust Company, National Association, as trustee (Incorporated by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 28, 2024).
4.8	Form of 9.125% Senior Notes Due 2029 (Incorporated by reference to Exhibit 4.10 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 28, 2024).
4.9	Third Supplemental Indenture, dated January 14, 2025, between the Registrant and U.S. Bank Trust Company, National Association, as trustee (Incorporated by reference to Exhibit 4.11 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 14, 2025).
4.10	Form of 9.125% Senior Notes Due 2030 of the Registrant (Incorporated by reference to Exhibit 4.12 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 14, 2025).
4.11	Fourth Supplemental Indenture, dated July 8, 2025, between the Registrant and U.S. Bank Trust Company, National Association, as trustee (Incorporated by reference to Exhibit 4.14 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 8, 2025).
4.12	Form of 9.875% Senior Notes Due 2030 of the Registrant (Incorporated by reference to Exhibit 4.15 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 8, 2025).
4.13	Fifth Supplemental Indenture, dated January 13, 2026, between the Registrant and U.S. Bank Trust Company, National Association, as trustee (Incorporated by reference to Exhibit 4.16 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 13, 2026).
4.14	Form of 9.250% Senior Notes Due 2031 of the Registrant (Incorporated by reference to Exhibit 4.17 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 13, 2026).
4.15*	Sixth Supplemental Indenture, dated August 14, 2026, between the Registrant and U.S. Bank Trust Company, National Association, as trustee.
4.16*	Form of 9.600% Senior Notes Due 2031 of the Registrant (attached as Exhibit A to the Sixth Supplemental Indenture, filed as Exhibit 4.15 hereto).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADAMAS TRUST, INC.

By:	/s/ Kristine R. Nario-Eng
Kristine R. Nario-Eng
Chief Financial Officer

Date: August 14, 2026

4